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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Advent Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVENT SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 11, 2011

To the Stockholders of Advent Software Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advent Software, Inc. (the "Company" or "Advent"), a Delaware corporation, will be held on Wednesday, May 11, 2011 at 9:30 a.m., local time, at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103 (the "Annual Meeting"), for the following purposes:

  1.
  To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

  3.
  To hold an advisory vote on executive compensation.

  4.
  To hold an advisory vote on the frequency of the advisory vote on executive compensation.

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 14, 2011 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid return envelope enclosed for that purpose. Beneficial stockholders (stockholders whose stock is held by a broker or bank, often referred to as "holding in street name") can vote via the internet or mail, as described in the Company's proxy statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has already cast their vote.

/s/ RANDALL COOK
Randall Cook Vice President, General Counsel & Secretary
San Francisco, California April 1, 2011

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

i

ADVENT SOFTWARE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
To Be Held On May 11, 2011

        The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/007974.

Annual Meeting and Voting Information

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Advent Software, Inc. ("Advent", the "Company", "we", or "our") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 11, 2011 at 9:30 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103.

How is the impact of the Company's recent stock split reflected in this proxy statement?

        On December 13, 2010, the Company announced a two-for-one stock split of the Company's common stock, payable in the form of a 100% stock dividend. On January 18, 2011, one additional share of common stock was distributed for each share held as of the close of business on January 3, 2011. All references to number of shares and per share information in this proxy statement have been adjusted to reflect the stock split on a retroactive basis.

Who is entitled to vote at the Annual Meeting?

        Stockholders of record at the close of business on March 14, 2011 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 52,369,461 shares of our Common Stock were outstanding and entitled to vote.

What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?

        Most stockholders of Advent hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held as a stockholder of record and as a beneficial owner:

        Stockholder of Record.    If your shares are registered directly in your name with Advent's transfer agent, Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Advent. As the stockholder of record, you may vote by mail or in person at the Annual Meeting. If you elect to vote by mail,

Broadridge Financial Solutions, Inc. has enclosed a proxy card and a postage-paid return envelope for you to use.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or nominee. Your broker, bank, or nominee has enclosed a voting instruction form for you to use in directing the broker, bank, or nominee regarding how to vote your shares. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Proposal		Board Recommendation
1.	To elect six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.	FOR
3.	To hold an advisory vote on executive compensation.	FOR
4.	To hold an advisory vote on the frequency of the advisory vote on executive compensation.	1 Year

How do I vote?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. Stockholders of record may vote by mail or by attending the Annual Meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid return envelope provided.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting, revoke any prior proxy you may have executed and vote in person.

        The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board of Directors.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should receive materials from that organization explaining how to vote and you have the right to direct that organization on how to vote the shares held in your account. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid return envelope provided.

  •
  Voting on the Internet.    You can also choose to vote on the Internet. The web site for Internet voting is http://www.proxyvote.com and you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting, revoke any prior proxy you may have executed and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

        In order to vote via the Internet, please have in front of you either your proxy card or, if you have consented to receive your materials electronically, your email notification advising that materials are available online. A website is contained on each of the documents. Upon entering the Internet address, you will be instructed on how to proceed. If you vote on the Internet, you do not need to return your proxy card or voting instruction card. Beneficial stockholders voting via the Internet should understand that, while we and Broadridge Financial Solutions, Inc. do not charge any fees for voting by Internet, there may nevertheless be associated costs, such as usage charges from Internet access providers, for which you may be responsible. Internet voting facilities are available now and will close at 8:59 p.m., Pacific Time, on May 10, 2011.

 How can I revoke my proxy or change my vote?

        You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

  •
  Sending written notification which should be received prior to the Annual Meeting and addressed to:

Corporate Secretary
Advent Software, Inc.
600 Townsend Street, Suite 500
San Francisco, California 94103

  •
  Submitting a new, properly signed and dated proxy card with a later date that is received no later than the deadline specified on the proxy card;

  •
  For beneficial owners, subsequently submitting a new proxy by Internet that is received by the deadline specified on the proxy card; or

  •
  Attending the Annual Meeting and voting in person.

        Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

 What is a quorum and why is it important?

        The quorum requirement for holding the Annual Meeting and conducting business is that holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy.

        Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

        A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How are votes counted?

        Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

        All shares entitled to vote and represented by properly executed proxies received prior to the 2011 Annual Meeting (and not revoked) will be voted at the 2011 Annual Meeting in accordance with the instructions indicated. If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board of Directors.

What is the voting requirement to elect the directors (Proposal No. 1)?

        A majority of the votes cast is required for the election of each of the six nominees for director, which means that a board member must have more votes cast for than against his or her election in order to be reelected to the Board. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal. Votes withheld from any director are counted toward for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law. If a director fails to obtain the required vote, the Corporate Governance Committee will work with the Board to determine whether to accept the resignation in accordance with our policies, as discussed further below in the section "Majority Voting Policy and Director Resignations" on page 13.

        As explained in the section "Information Regarding Director Nominees" below, Mr. Battle is not standing for re-election. The Company acknowledges with gratitude his service on the Board.

What is the voting requirement to ratify the appointment of PricewaterhouseCoopers (Proposal No. 2)?

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 upon the receipt of the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

What is the voting requirement related to providing approval on executive compensation (Proposal No. 3)?

        The affirmative vote of a majority of votes cast is required to recommend, by advisory vote, executive compensation. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

        The results of the advisory vote are not binding. While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

What is the voting requirement related to electing the frequency of holding a vote on executive compensation (Proposal No. 4)?

        The frequency of the advisory vote on compensation of our named executive officers—every year, every two years or every three years—receiving the highest number of votes at the Annual Meeting will be the frequency approved by the shareholders. Proxy cards marked "abstain" and broker non-votes will have no effect on the outcome of the vote.

        The results of the advisory vote are not binding. While this advisory vote on the frequency of the "say-on-pay" vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future "say-on-pay" votes.

What is the effect of not casting a vote at the 2011 Annual Meeting?

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2011 Annual Meeting.

        If you are a beneficial owner of shares held in street name, it is critical that you cast your vote if you want it to count. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal No. 1), on executive compensation (Proposal No. 3) and the frequency of holding a vote on executive compensation (Proposal No. 4), no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Advent's independent registered public accounting firm (Proposal No. 2).

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

  •
  Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company.

  •
  In order to be eligible for inclusion, stockholder proposals must be received by the Secretary of the Company no earlier than January 17, 2012 and no later than February 16, 2012 and the proposal must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Corporate Secretary, Advent Software, Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103, unless the annual meeting date changes more than 30 days from the date contemplated at the time of this proxy statement, in which case notice must be received not later than the later of (i) one hundred and twenty days in advance of the meeting or (ii) ten days following the date on which public announcement of the date of the meeting is first made, in each case in accordance with our Bylaws.

Stockholder Proposals Not Intended for Inclusion in Proxy Materials and Nomination of Director Candidates

  •
  The Company's Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. The Company's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is:

  1.
  Specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

  2.
  Properly brought before the meeting by or at the direction of the Board of Directors; or

  3.
  Properly brought before the meeting by any stockholder who (i) is a stockholder of record at the time of giving the notice and on the relevant record date and (ii) has timely complied in proper written form with the notice procedures set forth in our Bylaws. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

  •
  Stockholders who wish to present a proposal at the 2012 annual meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver timely written notice of the proposal to the Secretary of the Company who should receive such items on the dates set forth above.

  •
  Nominations for the election of directors may be made by:

  1.
  The Board of Directors; or

  2.
  Any stockholder who (i) is a stockholder of record at the time of giving the notice and on the relevant record date and (ii) has complied with the procedures set forth in our Bylaws.

  •
  Stockholder nominations to the Board of Directors must meet the requirements set forth in Section 2.2 of the Company's Bylaws. Under these requirements, nominations for election to the Board of Directors may be made at a meeting of stockholders by any stockholder who is entitled to vote in the election of directors and provides timely written notice of the nomination to the Secretary of the Company. A stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 45 calendar days nor earlier than 75 calendar days before the one year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials to stockholders (whichever is earlier) in connection with the previous year's annual meeting of stockholders. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination.

 How can I obtain a copy of the Company's Bylaws?

        A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. A current copy of the Bylaws is also available on our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Advent Bylaws."

Who is paying for the cost of this proxy solicitation?

        The cost of soliciting proxies will be borne by the Company. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses associated with forwarding solicitation materials to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies on our behalf, without receiving any additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile.

CORPORATE GOVERNANCE

Board of Directors

        The role of the Board is to oversee the performance of the chief executive officer and other senior management in accordance with the best interests of our stockholders. The Board has responsibility for oversight of broad corporate policies, formulation of the long-term strategic, financial and organizational goals of the Company, and management, which is responsible for the day-to-day operations of the Company. In fulfilling its role, each director is expected to exercise his or her business judgment on an informed basis, in good faith, and in the belief that the action being taken is in the best interests of the Company. The Board is currently composed of seven persons, and other than Ms. DiMarco all directors are "independent" under the applicable standards of the SEC and The NASDAQ Stock Market.

Board Leadership

        Our company is led by our Chief Executive Officer, Ms. Stephanie G. DiMarco, who founded Advent in 1983, and served as Chief Executive Officer (CEO) from 1983 to 1999 and again from 2003 to the present. Our Board of Directors is comprised of Ms. DiMarco and 6 independent directors. One of our independent directors, Mr. John H. Scully, is the Chairman of our Board and has been since December 2003. Our CEO is responsible for establishing the strategic direction of the Company and overseeing the leadership and performance of the Company, while the Chairman of the Board leads the Board in its role of providing advice to, and oversight of, management. The Chairman, in consultation with the CEO sets the agenda for meetings of the Board, presides over Board meetings, acts as a liaison between the CEO and the independent directors and regularly communicates with the CEO and chairs any sessions or meetings of independent directors.

        The Board of Directors has adopted Corporate Governance Principles that set forth our principal corporate governance policies including the oversight responsibilities of the Board of Directors and has refined them from time to time. A current copy of the Corporate Governance Principles is available on our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Corporate Governance Principles."

        In addition, we have a mechanism for stockholders to communicate directly to our independent directors as a group or with any individual director. See "Communication with the Board" below.

        The Board has three standing committees—Audit, Compensation, and Corporate Governance and Nominating. Each of the board committees is comprised solely of independent directors, with each of the three committees having a separate chair. In addition, each committee has a charter that sets forth the purpose and principal responsibilities of each committee. As provided in our corporate governance principles, our independent directors meet in executive sessions at each regular Board meeting.

        Our directors represent a broad range of industry experience and senior management leadership experience at the policy-making level in business and technology and in areas relevant to the Company's business, and regularly contribute to the effective oversight of the business and affairs of the Company. We believe that our directors should be of good character and possess sound judgment and high integrity. We do not believe that appointing a lead independent director would improve the performance of the current Board given the existence of our independent Chairman of the Board. However, on an annual basis, as part of our governance review, the Board (led by the corporate governance and nominating committee) evaluates our leadership structure to ensure that it remains an effective structure for our company and our stockholders.

        We believe that our leadership structure has been effective for the Company. We believe that having a Chief Executive Officer to lead the Company, with an independent Chairman of the Board and experienced, independent chairs for each of our Board committees as appointed by the Board provides the appropriate form of leadership for our Company at this time.

Risk Oversight

        The Company's senior management is responsible for assessing and managing the Company's risks on a day-to-day basis. Our Board of Directors is responsible for overseeing the Company's enterprise risk management in general, while our Audit Committee is responsible for providing oversight of the Company's risk management with respect to significant financial and accounting policies, and our Compensation Committee oversees risk related to compensation policies. Both the Audit and Compensation Committees report their findings to the full Board of Directors. In addition, at its meetings, the Board discusses risks that the Company faces and management highlights what it believes to be the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. As a technology company, we believe innovation and technological advancement includes a certain amount of measured risk taking. The Board, however, recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate those risks that could cause significant damage to the Company's business or stockholder value.

Governance Principles, and Code of Business Ethics and Conduct

        The Board has adopted Corporate Governance Principles. In addition, the Company has adopted a Code of Business Ethics and Conduct for its directors, officers, and employees, including its principal executive and senior financial officers. These materials are available on the Investor Relations section of the Company's web site, www.advent.com. If the Board makes any substantive amendment to this Code of Business Ethics and Conduct or grants any waiver, including any implicit waiver, from the provisions of the Code to one of our principal executive or senior financial officers, we will disclose the nature of the amendment or waiver on Advent's web site, located at www.advent.com, or in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC).

Director Independence

        The Board has determined that all directors other than Ms. DiMarco are "independent directors" as defined in the corporate governance listing standards of The Nasdaq Stock Market and under the rules of the SEC.

        In the course of the Board's determination regarding the independence of each non-employee director, the Board of Directors considered the annual amount of Advent's sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Advent's or the applicable company's consolidated gross revenues for the applicable year.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors, certain members of the executive management team and certain employees of the Company. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

Committees of the Board

        The Board has established three standing Committees to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The membership of each committee as of the date of this proxy statement, the number of meetings held by each commmittee in fiscal 2010 and other descriptive information is summarized below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
A. George Battle		X	X
Stephanie G. DiMarco
James D. Kirsner	X	X
Christine S. Manfredi	X
James P. Roemer		Chair
John H. Scully			Chair
Wendell G. Van Auken	Chair		X
Total Meetings in 2010	5	5	2
Total Actions by Unanimous Written Consent in 2010	0	13(1)	0

(1)
The purpose of the Action by Unanimous Written Consent was primarily to approve equity awards to non-executive employees of the Company.

        Audit Committee.    As of the date of this proxy statement, the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Ms. Manfredi and Messrs. Kirsner and Van Auken, each of whom is "independent," as defined by the listing standards of The Nasdaq Stock Market for audit committee members and meets the criteria for independence under relevant SEC rules. The Board of Directors has determined that Ms. Manfredi and Messrs. Kirsner and Van Auken are "audit committee financial experts" as defined under the rules of the SEC. The Audit Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Audit Committee responsibilities, see "Audit Committee Report for the Year Ended December 31, 2010" and the "Responsibilities and Duties" section on the Audit Committee Charter.

        Compensation Committee.    As of the date of this proxy statement, the Compensation Committee consists of Messrs. Battle, Kirsner and Roemer, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market and relevant SEC and IRS rules. The Compensation Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Compensation Committee's responsibilities, see the "Responsibilities and Duties" section in the Compensation Committee Charter. See also "Compensation Committee Report for the Year Ended December 31, 2010" and "Compensation Discussion and Analysis."

        Corporate Governance and Nominating Committee.    As of the date of this proxy statement, the Corporate Governance and Nominating Committee consists of Messrs. Battle, Scully and Van Auken, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market and relevant SEC rules. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. The Corporate Governance and Nominating Committee is responsible for, among other things, (i) overseeing compliance by the Board of Directors and its committees with applicable laws and regulations, including those promulgated by the SEC and the listing standards of The Nasdaq Stock Market, (ii) development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board of Directors, (iii) developing overall governance guidelines, (iv) overseeing the performance and compensation of the Board of Directors, and (v) reviewing and making recommendations regarding the composition and mandate of Board committees.

Meeting Attendance; Annual Meeting

        During 2010, the Board of Directors held a total of five meetings and took action twice by unanimous written consent. No incumbent director during the last year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served.

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's Annual Meeting of Stockholders, the Company encourages, but does not require, directors to attend. Five members of the Company's Board of Directors attended the Company's 2010 Annual Meeting in person or via telephone.

Communication with the Board

        Any stockholder who desires to contact our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee, Advent Software, Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103. Communications will be distributed to the Chairman of the Board or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MATTERS

Process for Nominating Directors

        The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and identifying, considering and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Advent Software, Inc., Corporate Secretary, 600 Townsend Street, Suite 500, San Francisco, California 94103, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person's ownership of the Company's Common Stock. Stockholder nominations to the Board of Directors must meet the requirements set forth in the Company's Bylaws and applicable law.

        The Committee's general process and criteria for identifying and evaluating the candidates that it recommends to the full Board for selection as director nominees are as follows:

  •
  The Committee regularly reviews the composition and size of the Board.

  •
  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

  •
  In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate. While the Board does not have a specific diversity policy, the Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience, which the Board recognizes as contributing to a diversity of viewpoints and effective decision-making.

  •
  While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, or technology, including an understanding of the financial services industry and Advent's business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

  •
  With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, at the Committee's discretion, include interviewing references for the candidate, direct interviews with the candidate, background checks by the Committee or by a third party service provider or other actions that the Committee deems necessary or proper.

  •
  The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

        After completing its review and evaluation of director candidates, the Committee recommends the director nominees for selection to the full Board of Directors.

Majority Voting Policy and Director Resignations

        In accordance with the Company's Bylaws, if there is no contested election of directors (i.e., the number of candidates for election as directors does not exceed the number of directors to be elected), a nominee for election or reelection to the Company's Board of directors must receive more votes cast for than against his or her election or reelection in order to be elected or reelected to the Board. The Board shall nominate for election or reelection as director only candidates who have tendered, as part of the nomination process, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next stockholders' meeting at which they face reelection and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who have tendered, in connection with their appointment to the Board, the same form of resignation tendered by other directors in accordance with this policy.

        If an incumbent director fails to receive the required vote for reelection, the Corporate Governance Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit such recommendation for prompt consideration by the Board. The Board will determine whether to accept or reject such resignation within 90 days from the certification of the election results. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation and their decision regarding such resignation would be based upon the specific facts and circumstances presented. Among the factors that might impact the decision of the Board could include the underlying reasons for the failure of the nominee to receive a majority of votes, the tenure, qualifications, and past and expected future contributions of the nominee, the ability to replace the nominee, and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet the requirements of any law, regulation, or rule, including the regulations of the Securities and Exchange Commission or the rules of any exchange on which the Company's shares are listed or traded. The Board's rationale for its decision shall be promptly disclosed in accordance with the rules and regulations of the Securities and Exchange Commission and any applicable corporate policies.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the 2011 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. All six nominees are currently directors, and all were elected to the Board by the stockholders at the last annual meeting. Additionally, the Corporate Governance and Nominating Committee, after conducting its evaluation, recommended the election of each nominee to the Board of Directors. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

        We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They should also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences at policy-making levels in business, finance and technology and in other areas that are relevant to the Company's activities. The evaluation of director nominees by the Corporate Governance and Nominating Committee also takes into account diversity in terms of age, experience and background.

        Below we identify and describe the key experience, qualifications and skills of directors that are most relevant to the Company's business and operations. The directors' experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

  •
  Leadership experience.    Directors with experience in significant leadership and executive management positions at the policy-making level. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their experience, they commonly have access to important sources of market knowledge, analysis and relationships that may benefit the Company.

  •
  Finance experience.    Directors with an understanding of finance, financial reporting processes and other operating metrics. The Company measures its operating and strategic performance by reference to financial targets and certain operating metrics. Accurate financial reporting and robust auditing are critical to the Company's reporting processes and obligations. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

  •
  Industry experience.    Directors with experience as executives, directors or in other leadership positions in the industries in which we participate. Because the financial services sector that we serve is extremely complex, rapidly evolving and heavily regulated, having the directors with an understanding of our customer base is important in strategic planning, product development and competitive analysis.

  •
  Technology experience.    Directors with a background in technology because our success depends on developing and investing in new technologies and access to new ideas.

 Information Regarding Director Nominees

        The Board of Directors currently has seven members. A. George Battle is not standing for re-election. The Company acknowledges with gratitude his service on the Board. Each of the remaining six Board members is standing for re-election to hold office until the next annual meeting of stockholders. The name of and certain information regarding the director nominees as of March 14, 2011 are set forth below.

Name	Age	Position(s) with the Company	Director Since
John H. Scully	66	Chairman of the Board	2003
Stephanie G. DiMarco	53	Chief Executive Officer, and Director	1983
James D. Kirsner	67	Director	2006
Christine S. Manfredi	60	Director	2009
James P. Roemer	63	Director	2004
Wendell G. Van Auken	66	Director	1995

John H. Scully

        Mr. John H. Scully has been a director since October 2003 and was appointed Chairman of the Board in December 2003. Mr. Scully currently serves as managing director of SPO Partners & Co., a private investment firm he co-founded in 1991, and is a director of Plum Creek Timber Company. He also is a Vice Chairman of the Board of Trustees at Stanford University and the Vice Chairman of Stanford Hospital and Clinics. In addition, Mr. Scully is chairman and founder of the Making Waves Educational Program. Mr. Scully holds an A.B. from Princeton University's Woodrow Wilson School of Public and International Affairs and an M.B.A. from Stanford University.

        Mr. Scully has significant private equity, investment and executive management experience, and brings to the Company a unique perspective on the needs of its clients. His background and experience provides important insight to the Board for trends and best practices within the financial industry.

Director qualifications:

  •
  Leadership, Finance and Industry experience—Managing Director of investment firm.

Stephanie G. DiMarco

        Ms. Stephanie G. DiMarco founded Advent in June 1983 and has been involved in the Company's operations for over 25 years. She served as Chairman of the Board from November 1995 until December 2003. Ms. DiMarco currently serves as Chief Executive Officer since her permanent appointment to the position in December 2003, after serving on an interim basis from May 2003. After serving as the interim Chief Financial Officer from July 2008 to December 2008, Ms. DiMarco was appointed to serve as Chief Financial Officer from December 2008 to September 2009. She also served as President from June 1983 to April 1997 and again from May 2003 to December 2008, and as Chief Executive Officer from June 1983 to November 1999. She is a former member of the Board of Trustees of the UC Berkeley Foundation, serves on the Advisory Board of the College of Engineering at the University of California, Berkeley, and is a San Francisco Foundation Board member and Chairman of its Investment Committee and former member of the Audit Committee. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

        Ms. DiMarco's active involvement with the Company since its inception provides the Board with invaluable knowledge and a comprehensive understanding of the Company's mission and goals. Her knowledge of the Company, its market and its customers, along with her leadership capabilities, financial knowledge and business acumen bring enormous value to the Company and its success.

Director qualifications:

  •
  Leadership, Finance, Industry and Technology experience—Chief Executive Officer of the Company.

James D. Kirsner

        Mr. James D. Kirsner has been a director since January 2006. Mr. Kirsner currently serves on the boards of directors of Cool Systems, Inc. and Fair Isaac Corporation, and until January 1, 2009, served on the Board of Bank of Marin Bancorp. Mr. Kirsner also served on the board of Ask Jeeves, Inc. from 2001 to 2005. Mr. Kirsner retired from Arthur Andersen in 1993 as a partner, having joined its Audit and Business Advisory Practice in 1967. During Mr. Kirsner's tenure at Arthur Andersen, he provided a wide range of professional services, primarily to financial services firms. Mr. Kirsner then served as Chief Financial Officer and Head of Barra Ventures at Barra, Inc., a leading investment risk management services company from 1993 to 2001. Most recently, Mr. Kirsner was a consultant and interim Chief Operations Officer for Tukman Capital Management throughout 2001. Mr. Kirsner holds a B.S. degree in Economics and an M.S. degree in Accounting from the Wharton School of the University of Pennsylvania. Mr. Kirsner was also a general course student at the London School of Economics. Mr. Kirsner received his CPA distinction in 1970.

        Through his professional career, Mr. Kirsner has developed extensive financial and accounting expertise which provides the Board with important perspectives on understanding the impact of various financial and accounting issues. His tenure in a public accounting role enhances the Board's knowledge of financial reporting matters.

Director qualifications:

  •
  Leadership, Finance and Industry experience—former partner of an accounting firm, former CFO of an investment risk management services company, former Chief Operating Officer of an investment management firm, former and current member of the boards of directors of several companies.

Christine S. Manfredi

        Ms. Christine S. Manfredi has been a director since March 2009. Ms. Manfredi retired from Wellington Management Company, LLP in December 2008, having joined the firm in December 1988 and served as a partner since 1996. From 1988 to 2008, she was Director of Investment Administration and elected Senior Vice President in 1996. Prior to joining Wellington, she held several senior management positions at Shawmut Bank from 1983 to 1988. As Senior Vice President of the Mutual Fund division, she was responsible for mutual fund administration, custody and shareholder services. As Division Head and Senior Vice President of the Investment Securities division, Ms. Manfredi was responsible for Shawmut's securities processing, custody and safekeeping and stock transfer functions. Ms. Manfredi graduated cum laude and holds a B.S. degree in Accounting from Bentley College. Ms. Manfredi received her CPA distinction in 1975.

        As Director of Investment Administration at Wellington Management Company, Ms. Manfredi was responsible for client and fund administration, investment operations, performance services and client cash flow processes. She was Chairman of Wellington's Error Resolution Council and the Investment Administration Advisory Group, and was also a member of the firm's Operating and Risk Management Committees. Ms. Manfredi's professional experiences provides the Board valuable insight into financial institution operations and the needs of the Company's clients, as well as an in-depth understanding of trends and best practices within the investment mangement industry.

Director qualifications:

  •
  Leadership, Finance and Industry experience—former partner of investment management firm.

James P. Roemer

        Mr. James P. Roemer has been a director since March 2004. Mr. Roemer served as Chairman of ProQuest Company from 1998 to 2004, as ProQuest's Chief Executive Officer from 1997 to 2003, and as President from 1995 to 2001. From January 1994 to June 1995, he served as President and Chief Executive Officer of ProQuest Information and Learning Company. In October 1991, Mr. Roemer joined ProQuest as President and Chief Operating Officer of ProQuest Business Solutions Company and was promoted to President and Chief Executive Officer of that company in September 1993. Prior to joining ProQuest Company, he was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989, he was Vice President and General Manager of LexisNexis, an online information service. Mr. Roemer attended the University of Cincinnati and completed the Executive Program at the University of Virginia and the Program for Management Development at Harvard University.

        Mr. Roemer has extensive management and operational experience with software and information services companies, which provides the Board with important insight and unique perspectives.

Director qualifications:

  •
  Leadership, Finance, Industry and Technology experience—former CEO of software and information services company.

Wendell G. Van Auken

        Mr. Wendell G. Van Auken has been a director since September 1995. Mr. Van Auken is currently a Partner Emeritus at Mayfield Fund. He became a General Partner at the firm in October 1986 and is a Managing Director of various investment entities affiliated with Mayfield. He has led investments in a wide range of industries, particularly in B2B e-commerce, the information and financial service areas, and the convergence of the internet and traditional broadcast industries. Before joining Mayfield Fund, Mr. Van Auken had a career as a Founding Officer, Executive, Chief Financial Officer and/or Chief Executive Officer for three startups in diverse industries: Sunset Designs, System Industries, and Infinitek. He started his career in computer manufacturing operations at Hewlett Packard in 1968. Mr. Van Auken is a Director of Montgomery Street Income Securities Inc., a management investment company, and Global English Corporation, an online eLearning company. Mr. Van Auken holds a B.E.E. from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

        Mr. Van Auken's investment experience, executive management experience, and financial expertise as well as his length of service on the Board provides the Board with valuable knowledge, unique insights and operational perspectives and helps ensure appropriate oversight of our financial reporting and accounting risks.

Director qualifications:

  •
  Leadership, Finance and Industry experience—current partner emeritus/former general partner of a venture capital firm, former entrepreneur/business executive of several companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

 AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2010

        The Audit Committee provides oversight of the Company's accounting and financial reporting processes and the audit of the consolidated financial statements of the Company. The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Advent's consolidated financial statements, compliance with legal and regulatory requirements related to financial affairs and reporting, the independent registered public accounting firm's (the "auditors") qualifications, independence and performance, and Advent's system of internal controls regarding finance, accounting and legal compliance.

        The management of the Company is responsible for establishing and maintaining internal control over financial reporting and for preparing the Company's consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements and effectiveness of the Company's internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company's financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is "independent" under applicable rules. These are the fundamental responsibilities of Company management and the independent auditors.

        In the performance of its oversight function, the Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP and Advent management;

  •
  discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communication with the Audit Committee, concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

        Based upon such discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advent's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the United States Securities and Exchange Commission.

        The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Committee is composed of three independent directors, Christine S. Manfredi, James D. Kirsner and Wendell G. Van Auken, each of whom is an independent director as defined under Nasdaq rules and meets the criteria for independence set forth under relevant SEC rules. The Board has determined that each of Ms. Manfredi and Messrs. Kirsner and Van Auken qualify as an audit committee financial expert, as defined under relevant SEC rules.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Wendell G. Van Auken (Chair) Christine S. Manfredi James D. Kirsner

 Pre-Approval Policies

        Under the Charter of the Audit Committee, the Audit Committee has to pre-approve audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Fees to Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the year ended December 31, 2010 and 2009 and fees incurred for other services rendered by PricewaterhouseCoopers LLP during those periods (in thousands).

	2010	2009
Audit Fees(1)	$1,242	$1,322
Audit-Related Fees(2)	—	33
Tax(3)	39	33
Other	1	15

Total	$1,282	$1,403

(1)
The audit fees for the year ended December 31, 2010 and 2009 reflect fees incurred for professional services rendered in connection with the integrated audits of the Company's annual financial statements and internal control over financial reporting, reviews of the Company's quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as issuance of consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)
The audit-related fees for the year ended December 31, 2009 reflect fees incurred for assurance and related services rendered by the principal accouting firm that are reasonably related to the performance of the audit or review of the Company's annual and quarterly financial statements, and are not reported under "Audit Fees." Audit-related services principally include due diligence in connection with acquisitions, and audits and other accounting services in connection with proposed or consummated acquisitions or divestiture.

(3)
The tax fees for the year ended December 31, 2010 were for services related to acquisitions, research credits, transfer pricing analysis and review of the Company's federal and state tax returns. The tax fees for the year ended December 31, 2009 were for services related to the Company's transfer pricing analysis and review of the Company's federal and state tax returns.

        For the years ended December 31, 2010 and 2009, all audit, audit-related and tax fees shown in the table above were pre-approved by the Audit Committee.

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2011. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. Although stockholder ratification of the Board's selection of independent auditors is not required by the Bylaws or otherwise, the Company is submitting the selection of PricewaterhouseCoopers LLP to stockholder ratification so that the stockholders may participate in this important corporate decision. If not ratified, the Board of Directors will reconsider the selection, although the Board of Directors will not be required to select different independent auditors for the Company.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE "AGAINST" THE RATIFICATION OF THE APPOINTMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 26 to 38 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on pay" vote.

        Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of Advent's stockholders. Advent's executive compensation program is designed to achieve four primary objectives:

  1.
  Attract and retain highly skilled executives who will create and sustain stockholder value.

  2.
  Reinforce a pervasive focus on improving market position and achieving the Company's operational objectives.

  3.
  Support a strong pay-for-performance culture that provides market-leading compensation commensurate with market-leading performance.

  4.
  Align the interests of the executive management team with the long-term interests of the Company's stockholders, thereby enhancing stockholder value.

        We believe the compensation program for our named executive officers has been instrumental in helping Advent achieve strong financial performance in the challenging macroeconomic environment over the past few years. We encourage you to carefully review the "Compensation Discussion and Analysis" beginning on page 26 of this Proxy Statement for additional details on Advent's executive compensation, including the Company's compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, "For" the compensation of our named executive officers as disclosed in this proxy statement.

        While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        You are being provided with the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote, as provided in Proposal No. 3. This advisory vote is referred to here as the "frequency of say-on-pay" vote. Under this Proposal No. 4, you may vote on whether you would prefer to have a "say-on-pay" vote every year, every two years or every three years.

        The "say-on-pay" and "frequency of say-on-pay" voting provisions are new and, based upon current information, our Board of Directors believes that the "say-on-pay" advisory vote should be conducted every year. The Board values the opinion of our stockholders and welcomes communication regarding Advent's executive compensation policies and practices. After taking into account various considerations described below, the Board believes that an annual vote will provide stockholders with the strongest ability to express their views on Advent's executive compensation policies.

        Advent's executive compensation program is administered by the Compensation Committee, as described in this proxy statement. Compensation decisions are complex and, with respect to Advent's Named Executive Officers, are disclosed in the proxy statement. The Board believes that holding stockholder advisory votes each year on executive compensation will enhance stockholder communication, and will allow the Company to consider expressed concerns or other feedback of the stockholders and then to engage with stockholders and respond to such input.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or you may abstain from voting on this proposal.

        You are not voting to approve or disapprove our Board of Directors' recommendation.

        While this advisory vote on the frequency of the "say-on-pay" vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future "say-on-pay" votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A "1 YEAR" FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

COMPENSATION COMMITTEE MATTERS

Scope of Authority

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include, among other duties:

  •
  Review and approval for the CEO and the executive management team of the Company of (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement and change in control agreement/provision, (v) any signing bonus or payment of relocation costs and (vi) any other material benefits, compensation or arrangements not available to employees generally;

  •
  Specifically with respect to the CEO, review and approval of corporate goals and objectives relevant to the compensation of the CEO, evaulation of his or her performance in light thereof, and consideration of identified and other factors related to the performance of the Company;

  •
  Evaluation of director compensation, consulting with outside consultants as appropriate and making recommendations to the Board regarding director compensation.

  •
  Oversight of the Company's equity compensation plans and acting as the administrator of such plans;

  •
  Oversight of the Company's overall compensation plans and benefits, including the Company's 401(k) plan and bonus plans. The Compensation Committee shall also make recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate;

  •
  Evaluation on a periodic basis of the competitiveness of (i) the compensation of the CEO and the executive management team of the Company and (ii) the Company's overall compensation plans;

  •
  Review and discussion with management of the Company's Compensation Discusion and Analysis that is included in this proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission ("SEC Rules") and any other applicable rules and regulations;

  •
  Preparation and publishing of an annual Compensation Committee report in this proxy statement as required by SEC Rules;

  •
  Review and reassessment of the adequacy of the Compensation Committee Charter periodically and recommendation of any proposed changes to the Board for approval;

  •
  Overseeing management's determination as to whether the compensation policies and practices create risks that are reasonably likely to have a material adverses effect on the company; and

  •
  Establishing and administering stock ownership guidelines applicable to members of the Board, CEO and Executive Management Team direct reports of CEO.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee was formed in October 1995 and as of the date hereof is composed of Messrs. Battle, Kirsner and Roemer. No interlocking relationship exists between any executive management team members or member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. The Compensation Committee is composed entirely of independent members of the Board, as determined under Nasdaq, SEC and Internal Revenue Code rules.

Compensation of Non-Employee Directors

        The Compensation Committee of the Board evaluates and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Advent receive no additional compensation for service on the Board. Advent's director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership. In general, the Compensation Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

        The Compensation Committee annually reviews director compensation, including, among other things, comparing Advent's director compensation practices with those of other public companies of comparable size. In conducting such review, the committee may, in its discretion, retain the services of a compensation consultant.

        Cash Compensation.    All retainers and fees are paid quarterly in arrears, and the non-employee directors are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Advent policy.

        Non-employee directors are entitled to receive annual cash retainers for their service as a Chairman or Member on the Board and its Committees as set forth in the table below:

	Chairman Retainer	Member Retainer
Board of Directors	$40,000	$30,000
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$10,000
Corporate Governance and Nominating Committee	$10,000	$5,000

        Equity Compensation.    The Compensation Committee may recommend changes to the levels of equity award grants, which must be approved by the full Board. Effective February 11, 2010, each non-employee director became eligible to receive the following awards of SARs and RSUs under the 2002 Stock Plan:

        Initial equity grant value upon joining the Board of approximately $200,000 comprised of 70% SARs(1) and 30% RSUs(2).

        Annual equity grant value upon re-election to the Board of $120,000 comprised of 70% SARs(3) and 30% RSUs(3).

(1)
Vests over four years with 25% of the shares vesting one year after the date of grant and the remainder vesting in equal monthly installments over the ensuing three years.

(2)
Vests over four years with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant.

(3)
Vests 100% one year after the date of grant.

        In the event of a merger with or into another corporation, or other change in control, each non-employee director shall fully vest in and have the right to exercise all of his or her outstanding equity compensation (including outstanding stock options, SARs, RSUs, or performance shares). Upon a director's retirement from the Board, the director's unvested options, SARs and RSUs are canceled and returned to the Plan.

Non-Employee Director Compensation Table

        In June 2010, each non-employee director, other than Mr. Scully, received their annual equity compensation (10,000 shares of SARs and 1,800 shares of RSUs) pursuant to the 2002 Stock Plan. Mr. Scully waived all compensation in fiscal 2010.

        The following table summarizes cash and equity compensation of the non-employee directors during fiscal 2010, 2009 and 2008 with respect to their Board service:

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
A. George Battle	2010	45,000	38,403	67,829	—	151,232
	2009	46,127	56,628	112,895	—	215,650
	2008	55,282	73,278	124,239	—	252,799
James D. Kirsner	2010	55,000	38,403	67,829	—	161,232
	2009	55,000	56,628	112,895	—	224,523
	2008	55,000	73,278	124,239	—	252,517
Christine S. Manfredi(4)	2010	45,000	38,403	67,829	—	151,232
	2009	29,917	141,435	307,877	—	479,229
James P. Roemer	2010	45,000	38,403	67,829	—	151,232
	2009	43,871	56,628	112,895	—	213,394
	2008	40,000	73,278	124,239	—	237,517
John H. Scully(5)	2010	—	—	—	—	—
	2009	—	—	—	—	—
	2008	—	—	—	—	—
Wendell G. Van Auken	2010	60,000	38,403	67,829	—	166,232
	2009	60,000	56,628	112,895	—	229,523
	2008	60,000	73,278	124,239	—	257,517

(1)
Stock awards consist of RSUs. Stock awards are valued based on the number of shares awarded multiplied by the closing price of the stock on the date of grant.

(2)
Option awards consist of SAR awards, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." The assumptions and estimates are explained in Note 12 to the Company's consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011.

(3)
Additional information about non-employee director equity awards:

a.
The following table provides additional information about the stock awards and option awards made to non-employee directors during fiscal 2010:

Name	Stock Awards Granted During Fiscal 2010 (#)	Option Awards Granted During Fiscal 2010 (#)
A. George Battle	1,800	10,000
James D. Kirsner	1,800	10,000
Christine S. Manfredi	1,800	10,000
James P. Roemer	1,800	10,000
Wendell G. Van Auken	1,800	10,000
  b.
  The following table sets forth the aggregate number of stock awards and option awards outstanding at the end of fiscal 2010:

Name	Stock Awards Outstanding at Fiscal Year End (#)	Option Awards Outstanding at Fiscal Year End (#)
A. George Battle	1,800	84,400
James D. Kirsner	1,800	144,400
Christine S. Manfredi	10,800	52,000
James P. Roemer	1,800	43,600
John H. Scully	—	120,000
Wendell G. Van Auken	1,800	156,400
(4)
Effective March 23, 2009, Ms. Manfredi was appointed to the Board and effective July 20, 2009, Ms. Manfredi was appointed to the Audit Committee.

(5)
Mr. Scully waived his annual cash and equity award compensation for fiscal 2010, 2009 and 2008.

Compensation Committee Report for the Year Ended December 31, 2010

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2010 included below. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Advent's Proxy Statement for its 2011 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
James P. Roemer (Chair) A. George Battle James D. Kirsner

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

        Advent Software Inc.'s Compensation Discussion and Analysis addresses the following topics:

  •
  An executive summary of our compensation program for our Named Executive Officers:

  •
  Ms. Stephanie G. DiMarco, Chief Executive Officer (CEO)

  •
  Mr. James S. Cox, Senior Vice President and Chief Financial Officer (CFO)

  •
  Mr. David Peter F. Hess, Jr., President

  •
  Ms. Lily S. Chang, Executive Vice President and Chief Technology Officer

  •
  Mr. John P. Brennan, Senior Vice President, Human Resources and Facilities

  •
  The governance of our executive management team compensation program,

  •
  Advent's executive compensation philosophy and framework,

  •
  The elements of Advent's executive compensation program, and

  •
  Advent's executive compensation decisions for 2010.

Executive Summary

        While this "Executive Compensation and Related Information" is intended to primarily focus on the compensation decisions we make with respect to our Named Executive Officers, or NEO's (as listed above), the Compensation Committee considers compensation more broadly throughout the Company and generally makes decisions about compensation that apply to a broader set of senior executives which we refer to as our executive management team. This executive management team includes not only our Named Executive Officers but also a broader group of individuals who the Committee feels is key to the success of the Company. Therefore, where we reference throughout this section our executive management team, our Named Executive Officers are included in that group along with some of our other key employees.

        Our overarching compensation goal is to reward the executive management team through a strong pay-for-performance philosophy focusing on individual and company results to achieve competitive, effective, reasonable and responsible cash, and equity and benefits compensation. We believe this is accomplished through the following principles and processes:

  1.
  The executive management team compensation is benchmarked annually against a set peer group of companies selected on the basis of relevant industry, size and complexity to ensure that our compensation opportunities are within the range of comparative norms.

  2.
  Target compensation opportunities are established between the 50th percentile and 75th percentile of the peer group for total cash (defined as base salary plus annual bonus), equity compensation and total compensation. However, our program is flexible enough to allow our Compensation Committee to provide compensation above or below the target pay position in cases of exceptional or below target individual and/or Company performance.

  3.
  The majority of target total direct compensation (defined as base salary plus annual target bonus plus annual equity grant value) is performance-based cash bonus and stock-based compensation, linked to a balance of long-term and short-term performance and a positive relationship between our operational performance and shareholder return. For fiscal year 2010, such variable compensation comprised approximately 65% of target total direct compensation.

  4.
  We do not offer guaranteed retirement or pension plan benefits. Instead, we provide the executive management team with the opportunity to accumulate retirement income through the Company's 401(k) plan which is offered to all employees, the terms of which—including a company match—are outlined below.

  5.
  We provide a severance plan to the executive management team that provides, consistent with peer company norms, standard severance benefits in the event of an involuntary termination of employment without cause, which are enhanced if the termination occurs in connection with a change in control.

  6.
  Compensation recommendations for the executive management team are developed by our CEO, Ms. DiMarco (except with respect to her own compensation), with input from our Human Resources Department. These recommendations are presented to our Compensation Committee and reviewed by an independent compensation consultant, Compensia, Inc. (Compensia), which is retained by our Compensation Committee.

        For fiscal 2010, the total direct compensation (defined as base salary plus actual annual bonuses awarded plus annual equity grant value) of the Named Executive Officers (who are identified in the Summary Compensation Table which appears below) was, on average, at approximately the 50th percentile of the peer group. Our fiscal 2010 Company performance relative to this same peer group approximated or exceeded the 50th percentile with respect to the following quantifiable measures over the last fiscal year and the last three fiscal years: a) revenue growth, b) GAAP operating income growth c) operating margin d) operating cash flow e) operating cash flow per share f) free cash flow, and g) free cash flow per share. This analysis excluded results from our former subsidiary MicroEdge, Inc., which we divested in 2009. Our Compensation Committee and senior management believe the level of total compensation for the Named Executive Officers is reasonable and appropriate based on our achievements in 2010 and the variable, performance-based nature of our compensation program.

Governance of the Executive Management Team Compensation Program

Role of the Compensation Committee

        The Compensation Committee has overall responsibility for approving and evaluating Advent's executive management team compensation plans, policies and programs. These duties include:

  •
  Establishing the compensation philosophy for the executive management team including the compensation objectives, target pay levels and the peer group for executive compensation and performance benchmarking;

  •
  Approving and evaluating the executive management team members' compensation plans, policies and programs of the Company;

  •
  Reviewing and approving corporate goals and objectives relevant to CEO compensation and CEO performance;

  •
  Reviewing and approving, with board visibility and input, the Company's equity compensation plans for its executive management team members' and employees; and

  •
  Conducting periodic competitive evaluations of the executive management team members' compensation plans.

        The Compensation Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of the Compensation Committee. The Committee may form and delegate authority to subcommittees of one or more directors as appropriate. The charter is periodically reviewed and revised by the Compensation Committee and our Board, and is available on our corporate website at www.advent.com where it may be found as follows:

  1.
  From our main web page, first click on "About";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Compensation Committee" under "Committee Charters."

Role in Compensation Decision-Making for Named Executive Officers

        Ms. DiMarco makes recommendations to our Compensation Committee regarding the compensation arrangements for the Named Executive Officers other than herself. In formulating her recommendations, Ms. DiMarco considers both internal and external compensation data from our Human Resources Department and the Committee's compensation consultant, Compensia. The Compensation Committee consults with the full Board of Directors as it deems appropriate in making decisions regarding Ms. DiMarco's compensation.

Role of Compensation Consultant

        Advent's Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering Advent's compensation programs. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. The Committee currently utilizes Compensia, an independent consulting company, to provide advice and information relating to executive and director compensation. From time to time, the Committee may direct its advisor to work with the Human Resources Department to support management and the Committee in matters relating to the fulfillment of its charter.

        Compensia performed the following services on behalf of the Committee during 2010:

  •
  Reviewed and provided recommendations regarding the composition of the peer group used to benchmark executive compensation levels relative to the peer group;

  •
  Conducted a comprehensive review of the total compensation arrangements for all senior executives at the Company, including: preparation of tally sheets; competitive analysis of salary, total cash (salary plus bonus) and total direct compensation (total cash plus annual equity awards), including relative to the peer group; and proposed changes to the compensation structure;

  •
  Updated the Committee on industry trends and best practices with respect to executive and non-executive equity program design, including: type of equity award, size of equity grant by employee level, and aggregate equity usage;

  •
  Reviewed and advised on the structure of executive compensation arrangements (i.e., base salary levels, target bonus levels and the size of target equity awards);

  •
  Worked with the CEO and Human Resources Department to develop our non-executive equity program applicable to non-executive employees; and

  •
  Assisted management with the development of the Compensation Discussion & Analysis for the 2010 proxy statement.

        In the course of fulfilling these responsibilities, a representative from Compensia is generally asked to attend Compensation Committee meetings. In addition, a representative from Compensia also meets with management from time to time to gather information on and review proposals that management may present to the Committee. While the Committee considers the input of its compensation consultant, the Committee's executive compensation decisions, including the specific amounts paid to the executive management team and directors, are its own and may reflect factors and considerations other than the information and recommendations provided by Compensia and management.

        The Committee intends to continue to engage Compensia as its compensation consultant until the Committee or Compensia determine otherwise.

Executive Compensation Philosophy and Framework

Compensation Objectives

        Advent's executive compensation program is designed to achieve four primary objectives:

  1.
  Attract and retain highly skilled executives who will create and sustain stockholder value.

  2.
  Reinforce a pervasive focus on improving market position and achieving the Company's operational objectives.

  3.
  Support a strong pay-for-performance culture that provides market-leading compensation commensurate with market-leading performance.

  4.
  Align the interests of the executive management team with the long-term interests of the Company's stockholders, thereby enhancing stockholder value.

        The Company uses the following compensation programs to achieve these objectives:

Compensation Element	Compensation Objective(s) Supported

Base Salary	#1, #2

Annual Bonus	#2, #3 and #4

Equity Awards	#1, #2, #3 and #4

Benefits	#1

Post-Employment Obligations	#1

Target Pay Position/Mix of Pay

        The main components of the executive compensation program are base salary, annual bonus and equity (discussed in greater detail below under "Elements and Evaluation of Named Executive Officers Compensation"). For each of these three elements, Advent's strategy has been to examine peer group and relevant industry compensation practices and target total cash compensation (base salary plus bonus) and equity compensation between the 50th percentile and 75th percentile of our market, with the intent that executives whose total compensation is at the higher end of this range do so primarily through variable, performance-based cash and equity compensation.

        The Compensation Committee has historically approved compensation levels for the executive management team above and below the target pay position, based on individual and Company performance relative to the peer group, to ensure an appropriate pay-for-performance alignment. This pay-for-performance alignment is further supported by Advent's emphasis on variable, performance-based at-risk compensation, which ensures that executives receive target or above-target total compensation only to the extent that Company and individual performance goals have been achieved or exceeded, respectively.

Compensation Benchmarking

        The peer group used by the Compensation Committee to evaluate our executive compensation program is reviewed on an annual basis with input from Compensia and adjustments are made as necessary to ensure the peer group continues to properly reflect the market in which Advent competes for talent. For purposes of establishing the peer group, the Compensation Committee considers companies that are comparable to Advent across several metrics including: software industry, including those companies with a financial services/data focus, revenue size, operating margin and market capitalization. For 2010, the following 18 companies were deemed suitable peers based on the criteria listed above.

Actuate	EPIQ Systems	Pegasystems
Ariba	Factset	Risk Metrics Group
Blackbaud	JDA Software	Rovi
Blackboard	Morningstar	S1 Corporation
Bottomline Technologies	MSCI	Tyler Technologies
Concur Technologies	NetSuite	Websense

        In addition to the compensation practices of the above companies, the Compensation Committee also reviews the executive pay practices of other software companies with whom we compete for talent as reported in the Radford High-Technology Executive Compensation Survey. This survey contains the results of approximately 340 participants and provides additional information and validation of the compensation data from our peer companies. We use this survey data for two purposes. First, because the Company competes for talent from a broader group than the specific group of direct peers, it provides a broader understanding of the compensation levels being paid by technology companies of similar revenue size. Second, because the survey data represents a larger group of companies, it serves to validate the data drawn from the smaller sample group of direct peers. The Radford Survey provides only aggregated data and does not report data by individual company. As a result, we do not look at each company in this survey individually; rather, this information is used to supplement and validate the compensation information of our stated peer companies.

Tally Sheets

        The Compensation Committee periodically reviews tally sheets for the Named Executive Officers and utilizes them, along with peer group dollar and percentile analyses, in making its compensation decisions. These tally sheets affix dollar amounts to each component of compensation for the Named Executive Officers, including current pay (salary and cash and equity incentive bonuses), outstanding equity awards, benefits, perquisites and potential change in control severance payments. These tally sheets are one tool used by the Compensation Committee in its deliberative process of evaluating the total amount of compensation provided to each Named Executive Officer and the impact that any adjustment to the various elements of each such officer's current compensation will have on total compensation. Tally sheets are not used in any formulaic manner to dictate pay decisions.

Elements and Evaluation of Named Executive Officers Compensation

Cash Compensation

  Base Salary

        Base salary is one of the few fixed compensation components in our executive management team compensation program. It is used to attract, motivate and retain highly qualified executives and is intended to provide a minimum element of certainty and security to the executive management team on an ongoing basis and in a manner that is sustainable within our cost structure. Based on the experience and analysis of the Committee members and review by our compensation consultant, the

Committee believes that the salaries of our Named Executive Officers fall within the normal market practices, generally falling between the 25th to 75th percentiles of our peer group within the industry (software) in which Advent participates.

        The Compensation Committee expects base salaries to increase at a rate that approximates the market, recognizing that any increases will also reflect the individual's performance for the preceding year, his or her pay level relative to similar positions in our peer group, taking Company performance into account, and internal equity with respect to the rest of the executive team.

  Annual Variable Pay

        Advent's annual variable pay program is a performance-based compensation arrangement designed to reward executives (as well as all employees) for achieving key operational goals that we believe will provide the foundation for creating longer-term stockholder value. The variable pay program also supports our pay-for-performance compensation philosophy. For Named Executive Officers, target variable pay opportunities range from 48% to 74% of base salary. Such officers may earn up to 200% of their target variable bonus award based on overachievement of the variable pay plan goals.

  Total Target Cash Compensation

        The Compensation Committee considers changes to base salary and target annual variable pay in the context of total cash compensation. This ensures that the sum of base salary and target annual variable pay are consistent with the Company's 50th to 75th percentiles target position, which may not necessarily be the case if each element of pay is evaluated independently.

2010 Total Target Cash Decisions

        In February 2010, our CEO proposed and the Compensation Committee approved total target cash compensation for 2010 for our Named Executive Officers as follows (Ms. DiMarco recommended no increase for herself which the Board consented to).

        Base Salary: Merit base salary increases were granted as follows based on the executives' performance, current pay level relative to the relevant market, and our target increase budget:

Named Executive Officers	Position	2009 Base Salary	2010 Base Salary	% Increase

Stephanie G. DiMarco	CEO	$452,400	$452,400	0.0%

James S. Cox	CFO	$260,000	$275,000	5.8%

David P.F. Hess Jr.	President	$320,000	$340,000	6.3%

Lily S. Chang	EVP & CTO	$317,400	$325,000	2.4%

John P. Brennan	SVP, HR/Facilities	$227,400	$227,400	0.0%

Average:				2.7%

        Target Variable Pay: Consistent with our compensation philosophy focusing on the variable forms of compensation that reward for annual and long-term performance, the following target variable pay targets were approved as follows based on the executives' performance, current pay level relative to the relevant market, and our target increase budget:

Named Executive Officers	Position	2009 Target $/% of Base	2010 Target $/% of Base	% Increase

Stephanie G. DiMarco	CEO	$275,000/61%	$275,000/61%	0.0%

James S. Cox	CFO	$130,000/50%	$135,000/49%	3.8%

David P.F. Hess Jr.	President	$225,000/70%	$250,000/74%	11.1%

Lily S. Chang	EVP & CTO	$160,000/50%	$170,000/52%	6.3%

John P. Brennan	SVP, HR/Facilities	$100,000/44%	$110,000/48%	10.0%

Average				5.6%

        Total Target Cash Compensation: Excluding the Named Executive Officers who were newly promoted to new positions and levels in 2009 (and whose target cash compensation is still low relative to market: Mr. Hess and Mr. Cox), the average total target cash increase in 2010 was 1.8%. The average total target cash increase in 2010 for all Named Executive Officers was 3.8%. The resulting total target cash compensation levels for the Named Executive Officers was at approximately the 25th to 75th percentile of our peer group.

Named Executive Officers	Position	2009 Total Cash	2010 Total Cash	% Increase

Stephanie G. DiMarco	CEO	$727,400	$727,400	0.0%

James S. Cox	CFO	$390,000	$410,000	5.1%

David P.F. Hess Jr.	President	$545,000	$590,000	8.3%

Lily S. Chang	EVP & CTO	$477,400	$495,000	3.7%

John P. Brennan	SVP, HR/Facilities	$327,400	$337,400	3.1%

Average excluding recently promoted:				1.8%

Average all:				3.8%

  Corporate Annual Variable Pay Payouts for Performance in 2010

        At the beginning of each year, the Compensation Committee approves specific goals for the upcoming year for purposes of the executive incentive bonus plan. These targets may be different than the targets in our annual operating plan. Under the executive bonus plan for 2010, the Company was required to achieve at least 90% of its Non-GAAP Operating Profit target or no bonuses would be paid to executives. If the 90% hurdle was achieved, executive bonuses would be paid based on the achievement of pre-established corporate performance measures. For 2010, the corporate performance measures were Annual Contract Value (weighted one-third), Recognized Revenue (weighted one-third), and Non-GAAP Operating Profit (weighted one-third). The Compensation Committee approved these measures and goals as they were considered the best barometer of Company performance relative to the Company's objectives and its market. The corporate performance measures are defined as follows:

  •
  Annual Contract Value (ACV) represents the average contribution to annual revenue from all new term license contracts and Advent OnDemand sales (consistent with the methodology used to calculate and report ACV in our Annual Report on Form 10-K), plus the estimated average contribution to annual revenue from new data related or other contracts entered into during the year.

  •
  Recognized Revenue represents the revenue recognized in earnings by the Company in conformity with Generally Accepted Accounting Principles in the United States of America

    (US GAAP) and is consistent with "Net Revenues" reported in our consolidated financial statements.

  •
  Non-GAAP Operating Profit represents income from continuing operations reported as "Income from Continuing Operations" in our consolidated financial statements in accordance with US GAAP, excluding stock-based employee compensation expense, amortization of purchased intangible assets, acquired in-process research and development costs and restructuring charges.

        In January 2011, the CEO presented to the Compensation Committee her recommendations for bonus payments to the Named Executive Officers, based on corporate and individual performance in 2010. The Compensation Committee reviewed and verified the percent of goal achieved for each corporate goal, along with the overall percent of corporate goal achievement for purposes of bonus plan payouts. In 2010, the Company achieved the 90% of non-GAAP Operating Profit hurdle required to trigger bonus payments. In addition, Non-GAAP Operating Profit significantly exceeded the compensation plan target while Annual Contract Value and Recognized Revenue were below target.

        The following table summarizes 2010 performance for each corporate measure and the resulting bonus payout as a percent of target for corporate performance. The performance level for each measure and corresponding payout as a percent of each executive's target bonus is described in the chart below.

	Non-GAAP Operating Profit			ACV			Recognized Revenue

	% Achievement	Non-GAAP Operating Profit ($M)	Payout % of Target	% Achievement	ACV ($M)	Payout % of Target	% Achievement	Recognized Revenue ($M)	Payout % of Target

No Payment	<90%	<$52.0	0%	<70%	<$25.9	0%	<95%	<$261.5	0%

Threshold	90%	$52.0	50%	70%	$25.9	50%	95%	$261.5	50%

Target	100%	$57.8	100%	100%	$37.0	100%	100%	$275.3	100%

Max	120%	$69.3	200%	130%	$48.1	200%	110%	$302.8	200%

2010 Actuals:	104.2%	$60.2	120.9%	93.5%	$34.6	89.2%	103%	$283.5	130.0%

Weighting			33%			33%			33%

Weighted Multiplier	113.2%

        Individual performance, largely determined through the achievement of pre-established objectives, can modify the award determined under the preceding grid by 0% to 125%, subject to an individual maximum award equal to 200% of target bonus.

        The CEO provided an individual performance factor for each Named Executive Officer (other than herself) based on her assessment of their achievement of pre-established goals, and other contributions to Company success during 2010, but not according to a specific pre-determined formula. Based on this, she recommended bonus payments for 2010 performance. Based upon corporate and individual performance, and a request from the CEO that her bonus payment be capped at target, the Committee recommended the bonus payout for the CEO. The Compensation Committee approved the following bonus payments for the Named Executive Officers, based on corporate and individual performance assessments for 2010.

Named Executive Officer	2010 Annual Target	Corporate Performance Factor	2010 Bonus Payment (incorporating individual performance factor)

Stephanie G. DiMarco(1)	$275,000	113.2%	$275,000

David P.F. Hess Jr.	$250,000	113.2%	$270,000

Lily S. Chang	$170,000	113.2%	$190,000

James S. Cox	$135,000	113.2%	$150,000

John P. Brennan	$110,000	113.2%	$120,000

(1)
Although the Company's results led to an above target plan result, Ms. DiMarco's 2010 bonus reflects her request (which the Compensation Committee honored) to have her bonus capped at target.

Equity Compensation:

        Compensation tied to the performance of the Company's Common Stock is a key element of our compensation program. Officers and other employees of the Company are eligible to participate in our stockholder approved 2002 Stock Plan and 2005 Employee Stock Purchase Plan (the "Purchase Plan"). The 2002 Stock Plan permits the Compensation Committee to grant stock options and other equity vehicles to employees on such terms as the Committee may determine, subject to the limitations of the plan.

        Equity compensation represents a significant component of our executive management team compensation program at Advent. We believe this is an appropriate way to align the interests of our executive management team with those of our stockholders in order to achieve and sustain long-term stockholder value. In designing the equity program, Advent is sensitive to potential dilution from stock-based programs. To address these concerns, management and the Compensation Committee have taken the following steps to manage the equity plan:

  •
  The Company uses a mix of restricted stock units (RSUs) and stock-settled stock appreciation rights (SS-SARs). Approximately 70% of the grant value is awarded in SS-SARs with 30% awarded in RSUs, The Committee believes that these equity vehicles best support the following objectives: (i) support Advent's executive/employee attraction and retention initiatives; (ii) provide the appropriate incentive to executives and employees to create long-term stockholder value; and (iii) serve the best interests of Advent's stockholders.

  •
  The Committee strives to limit annual net issuances of stock-based awards to a level that is within the norm of our current stage peer group, subject to extraordinary events (e.g., acquisitions and new executive hires). The Committee will adjust this target rate from year to year based on performance and retention issues, and to stay competitive with market practices. Advent's 2.1% "net burn rate" is consistent with that of peer group net burn rate norms, which range from 1.8% at the 50th percentile to 2.4% at the 75th percentile. For purposes of this calculation each share granted as an RSU or SS-SAR is counted as one share.

  •
  The target grant levels for the executive management team equity grants are structured in consideration of peer group practice with respect to the economic value of equity compensation (i.e., the Black-Scholes value of stock options and SS-SARs, and fair value of RSUs) and resulting target total direct compensation levels when added to cash compensation.

  •
  Equity grants to individual executive management team members may be adjusted from target based on individual performance, criticality of role, the expected future contribution and long-term retention of the executive and our performance compared to the peer group.

        The table below summarizes the equity awards granted to the Named Executive Officers during 2010. These grants were made based upon each executive's performance, as expressed under the bonus plan description above.

Named Executive Officer	Stock Appreciation Rights	Restricted Stock Units

Stephanie G. DiMarco(1)	0	0

David P.F. Hess Jr.	59,000	10,000

Lily S. Chang	23,000	4,000

James S. Cox(2)	0	0

John P. Brennan	15,000	2,600

(1)
The Compensation Committee and Board recommended a grant to Ms. DiMarco for 2010; however she declined the grant for 2010 so that more shares would remain available in the equity compensation plan share reserves to incent performance and retention among key non-executive employees.

(2)
In September 2009, Mr. Cox received an equity grant related to his promotion to Senior Vice President and Chief Financial Officer, as well as his annual merit grant for 2010. As such, Mr. Cox did not receive an annual merit grant in calendar year 2010.

Stock Ownership Guidelines

        In February 2010 we adopted stock ownership guidelines to reinforce our Named Executive Officers' long history of holding equity grants until the end of their term, establishing substantial, personal financial stakes in the Company's performance. These new guidelines are as follows:

  •
  CEO: Holdings equivalent to 3 times base salary or 60,000 shares, whichever is lower.

  •
  Other Executive Officer direct reports of the CEO: Holdings equivalent to 1 times base salary or 12,000 shares, whichever is lower.

  •
  Newly hired or promoted Named Executive Officer direct reports of the CEO subject to the guidelines have 5 years within which to achieve the guideline holding amounts.

  •
  The guidelines can be met by:

  •
  Shares owned (including vested RSU's and ESPP shares) or

  •
  50% of the intrinsic value of vested in-the-money options.

        All of the Named Executive Officers subject to the policy are in compliance.

Benefits and Perquisites

        We do not provide pension arrangements or post-retirement health coverage for our executives or employees. The benefits offered to our executive management team are the same as those offered to all our employees.

        We provide medical and other benefits to executives that are generally available to other full-time employees, including an employee stock purchase plan, group term life insurance premiums and a 401(k) plan. The 401(k) plan is a contributory defined contribution plan and Advent's contributions are based on years of service. For employees with up to three years of service, Advent offers a matching contribution equal to 50% of the first 6% of the participant's compensation that has been contributed to the plan, up to a maximum contribution of $3,500. Employees with three to five years of service receive 100% of the first 1% and 50% of the next 5% of pay deferred, up to the annual limit.

Employees with more than five years receive 100% of the first 2% deferred and 50% of the next 4% deferred, up to the annual limit.

        All of our executive management team members participated in the Company's 401(k) plan during fiscal 2010 and received matching contributions.

Post-Employment Obligations

        We adopted the Advent Software Executive Severance Plan (the "Severance Plan") to provide severance benefits for the executive management team upon involuntary termination by the Company in the event of a Company-wide lay-off, departmental reorganization or significant restructuring of an individual's job duties, or following a change of control. The severance plan protects the Company by providing a standard policy for severance rights to members of the executive management team and ensures that we have consistency and parity among the executive management team upon the occurrence of such events. We believe the plan also assures stockholders that the Company will have the continued dedication and objectivity of the executives, notwithstanding the possibility or occurrence of a restructuring or change of control.

        Change of control is defined as: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any "person" or group of persons becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members.

        In the event of an involuntary termination (other than for "Cause") or voluntary termination within 12 months following a change of control, executives will be entitled to severance payments consisting of: (i) continuing payments at a rate equal to his base salary rate, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; (ii) all expense reimbursements and any other benefits due to the executive through the date of termination of employment in accordance with established Company plans and policies applicable to the executive; (iii) Company-paid coverage for a period of 12 months for the executive and the executive's eligible dependents under the Company's health benefit plans (or, at the Company's option, coverage under a separate plan); (iv) all of the executive's outstanding stock options (or other rights to purchase common stock of the Company), stock appreciation rights, restricted stock, restricted stock units, or performance shares, (collectively "Equity Compensation") on the termination date, have their vesting accelerated as to 30 months of additional vesting, with post-termination exercisability as specified in the applicable Equity Compensation agreement; and (v) such other compensation or benefits from the Company as may be available under Company benefit plans.

        The Severance Plan also provides the foregoing benefits for members of the executive management team who are involuntarily terminated (other than for "Cause"), other than within 12 months following a change in control, with the exception that the vesting of any unvested Equity Compensation is 12 months. In the event of an executive's death or disability, the executive or his/her estate will receive six months of base salary, six months of benefits coverage, and any other compensation or benefit as required by law.

Total Compensation

        The Compensation Committee believes it is fulfilling the Company's compensation objectives and in particular, rewarding members of the executive management team in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied directly to the Company's performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. The average total pay position for the Named Executive Officers in 2010 was between the 25th and 75th percentiles of the peer group. Our fiscal year 2010 Company performance relative to this same peer group approximated or exceeded the 50th percentile with respect to the following quantifiable measures over the last fiscal year and the last three fiscal years: a) revenue growth, b) GAAP operating income growth c) operating margin d) operating cash flow e) operating cash flow per share f) free cash flow, and g) free cash flow per share. This analysis excluded results from our former subsidiary MicroEdge, Inc., which we divested in 2009. Based on our record of strong performance relative to industry peers and the stated compensation objectives, management and the Compensation Committee believes the average target pay positions relative to market are reasonable and appropriate.

Equity Grant Practices

        The Compensation Committee approves all equity grants to our executive management team. Beginning in 2008, the Company adopted a policy to award our annual merit equity grants to all existing employees only during open trading windows. Additionally, all equity grants will be awarded on the 10th business day of the month. In 2010, the annual merit equity grants for both the executive management team and employees were awarded on May 14, 2010. The Compensation Committee selected the May date for the annual merit equity grant because it coincides with the merit equity grants for all employees, which is timed to follow our annual performance and potential review cycle in the first quarter. Further, the Committee and our Board believe it is a better practice to approve grants made to members of the executive management team during a regular meeting, so that the Compensation Committee members can have sufficient time to deliberate on our CEO's and other executive management team members' compensation arrangements.

        The Compensation Committee has created a sub-committee consisting of our CEO for the purpose of making new hire, promotion and specific retention grants to our employees that are not part of the executive management team. Grants approved by the CEO must be made subject to an annual equity pool and guidelines approved by the Compensation Committee, and the CEO and Human Resources Department are required to provide quarterly tracking updates to the Compensation Committee regarding equity usage. The grant date for new hire awards is the 10th business day of the month following the date of hire.

Tax Considerations

        We believe it is in our best interest, to the extent practical, to have compensation to our executive management team be fully deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that publicly-held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is "performance-based" compensation within the meaning of the Code does not count toward the $1 million limit.

        We have taken steps to ensure that payments to members of the executive management team under the Corporate Bonus and equity compensation programs meet the Section 162(m) requirements, where feasible. The Compensation Committee retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Stock options granted under our 2002 Stock Plan and stock settled stock appreciation rights granted under our 2002 Stock Plan meet the requirement of 162(m). Currently our bonus plan does not meet the requirements because it is not shareholder approved. Likewise, restricted stock units do not meet the performance requirement under 162(m). Executive pay at Advent has historically not exceeded the annual compensation deduction limit of Section 162(m), and all of our Named Executive Officer's compensation, except Ms. DiMarco's, was within the $1 million limit in 2010. Ms. DiMarco's compensation exceeded the limitation by $81,490 in fiscal 2010.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation for fiscal 2010, 2009 and 2008 of our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated Named Executive Officers.

		Annual Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Stephanie G. DiMarco(5)	2010	452,400	—	—	275,000	25,504	752,904
Chief Executive Officer	2009	452,400	—	—	290,000	40,958	783,358
	2008	443,750	83,604	255,543	275,000	42,884	1,100,781

James S. Cox(6)	2010	271,250	—	—	150,000	24,052	445,302
Senior Vice President and Chief	2009	228,950	206,763	446,328	175,000	25,981	1,083,022
Financial Officer

David P.F. Hess Jr.	2010	335,000	217,500	442,568	270,000	25,495	1,290,563
President	2009	320,000	106,953	628,203	285,000	21,505	1,361,661
	2008	277,550	75,252	229,989	180,000	40,359	803,150

Lily S. Chang	2010	323,100	87,000	172,526	190,000	22,112	794,738
Executive Vice President and Chief	2009	317,400	71,302	196,568	210,000	28,008	823,278
Technology Officer	2008	311,250	75,252	229,989	170,000	29,430	815,921

John P. Brennan(7)	2010	227,400	56,550	112,517	120,000	21,775	538,242
Senior Vice President, Human	2009	227,400	71,950	195,056	130,000	11,928	636,334
Resources	2008	225,000	31,362	95,829	110,000	12,658	474,849

(1)
Stock awards consist of RSUs. Stock awards are valued based on the closing price of the stock on the date of grant multiplied by the number of shares awarded.

(2)
Option awards consist of SAR awards, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." The assumptions and estimates are explained in Note 12 to the Company's consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011.

(3)
Amounts consist of bonuses earned for services rendered in fiscal 2010, 2009 and 2008 under the 2010, 2009 and 2008 Executive Short-Term Incentive Plan, respectively, and paid in February 2011, 2010 and 2009, respectively.

(4)
All other compensation primarily consists of premiums paid for life insurance where the Company is not the beneficiary, compensation for sales achievement (president's council), matching contributions made by Advent under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, and amounts paid for health care, parking benefits and health club membership dues.

Name	Fiscal Year	Health Insurance ($)	President's Council ($)	401(k) Matching Contribution ($)	Parking ($)	Miscellaneous ($)	Total ($)

Stephanie G. DiMarco	2010	15,290	—	9,800	—	414	25,504
	2009	17,283	13,416	9,800	—	459	40,958
	2008	16,462	14,228	9,200	2,400	594	42,884

James S. Cox	2010	15,175	—	8,575	—	302	24,052
	2009	17,064	—	8,575	—	342	25,981

David P.F. Hess Jr.	2010	15,515	—	9,800	—	180	25,495
	2009	11,498	—	9,800	—	207	21,505
	2008	11,041	14,228	9,200	2,400	3,490	40,359

Lily S. Chang	2010	10,984	—	9,800	—	1,328	22,112
	2009	16,840	—	9,800	—	1,368	28,008
	2008	16,462	—	9,200	2,400	1,368	29,430

John P. Brennan	2010	11,391	—	9,800	—	584	21,775
	2009	1,534	—	9,800	—	594	11,928
	2008	1,614	—	8,050	2,400	594	12,658

(5)
Ms. DiMarco waived her equity award compensation for fiscal 2010 and 2009.

(6)
In September 2009, Mr. Cox received an equity grant related to his promotion to Senior Vice President and Chief Financial Officer, as well as his annual merit grant for 2010. As such, Mr. Cox did not receive an annual merit grant in calendar year 2010.

(7)
Effective February 12, 2009, Mr. Brennan was promoted to Senior Vice President.

GRANTS OF PLAN-BASED AWARDS

        The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2010.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(7)
					All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)

Stephanie G. DiMarco(8)	—	—	275,000	275,000	—	—	—	—

James S. Cox	—	—	135,000	270,000	—	—	—	—

David P.F. Hess Jr.	05/14/10	—	—	—	—	59,000	21.75	442,568
	05/14/10	—	—	—	10,000	—	—	217,500
		—	250,000	500,000	—	—	—	—

Lily S. Chang	05/14/10	—	—	—	4,000	—	—	87,000
	05/14/10	—	—	—	—	23,000	21.75	172,526
		—	170,000	340,000	—	—	—	—

John P. Brennan	05/14/10	—	—	—	2,600	—	—	56,550
	05/14/10	—	—	—	—	15,000	21.75	112,517
		—	110,000	220,000	—	—	—	—

(1)
These amounts represent awards payable under the 2010 Executive Short-Term Incentive Plan. Actual amounts paid under the 2010 Executive Short-Term Incentive Plan are disclosed in the Summary Compensation Table.

(2)
The threshold amounts represent the minimum payouts if both business performance and individual performance are below target levels.

(3)
The target amounts represent the potential payout if both business performance and individual performance are at target levels.

(4)
The maximum amounts represents the maximum payouts under the 2010 Executive Short-Term Incentive Plan.

(5)
Represents grants of RSUs.

(6)
Represents grants of SARs.

(7)
The value of a stock or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

(8)
The individual maximum award is equal to 200% of target bonus; however, Ms. DiMarco requested to have her bonus capped at target.

OUTSTANDING EQUITY AWARDS

        The following table summarizes all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2010.

	Option Awards					Stock Awards
Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock that have not Vested (#)(2)	Market Value of Shares or Units of Stock that have not Vested ($)(3)

Stephanie G. DiMarco	10/17/03(4)	200,000	—	9.48	10/17/13		—	—
	01/02/04(5)	400,000	—	9.08	01/02/14		—	—
	01/28/05(1)	230,000	—	9.13	01/28/15		—	—
	03/14/06(1)	192,850	10,150	14.09	03/14/16		—	—
	05/14/08(1)	14,467	13,533	20.88	05/14/18		—	—
		—	—	—	—	05/14/08	2,002	57,978

Total		1,037,317	23,683				2,002	57,978

James S. Cox	07/17/06(1)	6,833	1,167	15.48	07/17/16		—	—
	02/14/07(1)	3,833	1,167	18.57	02/14/17		—	—
	05/14/08(1)	2,377	2,223	20.88	05/14/18		—	—
	07/15/08(1)	14,500	15,500	17.00	07/15/18		—	—
	08/14/08(1)	4,667	5,333	24.01	08/14/18		—	—
	05/14/09(1)	8,313	12,687	16.21	05/14/19		—	—
	09/15/09(1)	10,938	24,062	19.79	09/15/19		—	—
		—	—	—	—	02/14/07	1,250	36,200
		—	—	—	—	05/14/08	1,150	33,304
		—	—	—	—	05/14/09	3,600	104,256
		—	—	—	—	09/15/09	7,500	217,200

Total		51,461	62,139				13,500	390,960

David P.F. Hess Jr.	10/17/03(6)	35,940	—	9.48	10/17/13		—	—
	01/09/04(1)	10,000	—	10.38	01/09/14		—	—
	10/04/04(1)	24,618	—	9.03	10/04/14		—	—
	03/14/06(1)	95,000	5,000	14.09	03/14/16		—	—
	02/14/07(1)	26,833	8,167	18.57	02/14/17		—	—
	05/14/08(1)	13,020	12,180	20.88	05/14/18		—	—
	01/15/09(1)	23,000	37,000	10.57	01/15/19		—	—
	05/14/09(1)	15,438	23,562	16.21	05/14/19		—	—
	05/14/10(1)	—	59,000	21.75	05/14/20		—	—
		—	—	—	—	02/14/07	3,750	108,600
		—	—	—	—	05/14/08	1,802	52,186
		—	—	—	—	05/14/09	6,600	191,136
		—	—	—	—	05/14/10	10,000	289,600

Total		243,849	144,909				22,152	641,522

Lily S. Chang	03/14/06(1)	12,250	2,750	14.09	03/14/16		—	—
	02/14/07(1)	26,833	8,167	18.57	02/14/17		—	—
	05/14/08(1)	13,020	12,180	20.88	05/14/18		—	—
	05/14/09(1)	10,292	15,708	16.21	05/14/19		—	—
	05/14/10(1)	—	23,000	21.75	05/14/20		—	—
		—	—	—	—	02/14/07	3,750	108,600
		—	—	—	—	05/14/08	1,802	52,186
		—	—	—	—	05/14/09	4,400	127,424
		—	—	—	—	05/14/10	4,000	115,840

Total		62,395	61,805				13,952	404,050

John P. Brennan	03/15/04(1)	135,000	—	8.78	03/15/14		—	—
	01/28/05(1)	45,424	—	9.13	01/28/15		—	—
	03/14/06(1)	34,200	1,800	14.09	03/14/16		—	—
	02/14/07(1)	15,027	4,573	18.57	02/14/17		—	—
	05/14/08(1)	5,425	5,075	20.88	05/14/18		—	—
	05/14/09(1)	10,213	15,587	16.21	05/14/19		—	—
	05/14/10(1)	—	15,000	21.75	05/14/20		—	—
		—	—	—	—	02/14/07	2,100	60,816
		—	—	—	—	05/14/08	751	21,749
		—	—	—	—	05/14/09	4,440	128,582
		—	—	—	—	05/14/10	2,600	75,296

Total		245,289	42,035				9,891	286,443

(1)
The following table provides information regarding the vesting date for each of the stock option and SAR grants. Grants made prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 48 months. Grants made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 36 months.

Option Award Grant Date	First Anniversay of Grant Date	Fully Vested Date
10/17/2003	10/17/2004	10/17/2008
1/2/2004	1/2/2005	1/2/2009
1/9/2004	1/9/2005	1/9/2009
3/15/2004	3/15/2005	3/15/2009
10/4/2004	10/4/2005	10/4/2009
1/28/2005	1/28/2006	1/28/2010
3/14/2006	3/14/2007	3/14/2011
7/17/2006	7/17/2007	7/17/2011
2/14/2007	2/14/2008	2/14/2012
5/14/2008	5/14/2009	5/14/2013
7/15/2008	7/15/2009	7/15/2013
8/14/2008	8/14/2009	8/14/2013
1/15/2009	1/15/2010	1/15/2014
5/14/2009	5/14/2010	5/14/2013
9/15/2009	9/15/2010	9/15/2013
5/14/2010	5/14/2011	5/14/2014
(2)
Represents grants of RSUs which vest over a four-year period with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant. The shares will be converted on a one-to-one basis into shares of Advent common stock immediately upon vesting.

(3)
Value is based on the closing price of Advent common stock of $28.96 (adjusted for stock split) on December 31, 2010, as reported on the Nasdaq Global Select Market.

(4)
On October 17, 2003, options to purchase 200,000 shares were granted to Ms. DiMarco. 100,000 of these options vest in equal monthly installments over the next 60 months after the date of grant and fully vested on October 17, 2008. The remaining 100,000 of options vested on March 31, 2004.

(5)
On January 2, 2004, options to purchase 400,000 shares were granted to Ms. DiMarco. These options fully vested on January 2, 2006.

(6)
On October 17, 2003, options to purchase 50,000 shares were granted to Mr. Hess. These options vested in equal monthly installments over the next 60 months after the date of grant and fully vested on October 17, 2008.

OPTION AWARD EXERCISES AND STOCK VESTED

        The following table summarizes all equity awards exercised or vested and value realized by Advent's Named Executive Officers during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)

Stephanie G. DiMarco	—	—	16,502	367,764

James S. Cox	—	—	2,816	64,997

David P.F. Hess Jr.	50,690	758,571	8,944	198,889

Lily S. Chang	196,666	1,570,412	5,730	127,024

John P. Brennan	19,576	377,196	3,322	73,821

(1)
The value realized equals the difference between the option award exercise price and the fair market value of Advent common stock on the date of exercise, multiplied by the number of shares for which the option award was exercised.

(2)
The value realized was calculated by multiplying the number of shares of stock vested by the fair market value of the underlying shares on the vesting date.

PENSION BENEFITS

        Advent's Named Executive Officers received no benefits in fiscal 2010 from Advent under defined pension or defined contribution plans other than the tax qualified 401(k) Plan.

NONQUALIFIED DEFERRED COMPENSATION

        Advent's Named Executive Officers received no benefits in fiscal 2010 from Advent under nonqualified deferred compensation plans.

 POTENTIAL PAYMENT UPON TERMINATION OR CHANGE-IN-CONTROL

        The table below summarizes the estimated value of severance and change-of-control benefits for each of the Named Executive Officers as of December 31, 2010 under the Advent Executive Severance Plan (filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005). The actual amount to be paid out can only be determined at the time of such executive's separation from the Company:

Name	Payment Trigger Event	Cash Severance($)(1)	Benefits($)(2)	Equity Acceleration($)(3)	Total Value($)

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	452,400	23,227	196,179	671,805

Stephanie G. DiMarco	Involuntary Termination Related to Change-of-Control	452,400	23,227	318,255	793,882

	Change-of-Control Only	—	—	—	—

	Death	226,200	11,613	—	237,813

	Disability	226,200	11,613	—	237,813

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	275,000	22,798	459,318	757,115

James S. Cox	Involuntary Termination Related to Change-of-Control	275,000	22,798	894,681	1,192,479

	Change-of-Control Only	—	—	—	—

	Death	137,500	11,399	—	148,899

	Disability	137,500	11,399	—	148,899

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	340,000	14,966	905,346	1,260,312

David P.F. Hess, Jr.	Involuntary Termination Related to Change-of-Control	340,000	14,966	1,934,361	2,289,327

	Change-of-Control Only	—	—	—	—

	Death	170,000	7,483	—	177,483

	Disability	170,000	7,483	—	177,483

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	325,000	23,129	475,173	823,302

Lily S. Chang	Involuntary Termination Related to Change-of-Control	325,000	23,129	898,395	1,246,524

	Change-of-Control Only	—	—	—	—

	Death	162,500	11,565	—	174,065

	Disability	162,500	11,565	—	174,065

	Retirement	—	—	—	—

	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	227,400	—	334,620	562,020

John P. Brennan	Involuntary Termination Related to Change-of-Control	227,400	—	646,184	873,584

	Change-of-Control Only	—	—	—	—

	Death	113,700	—	—	113,700

	Disability	113,700	—	—	113,700

	Retirement	—	—	—	—

(1)
Executives receive 12 months of salary for any involuntary termination (unrelated and related to change-of-control). Payments are made monthly over the relevant twelve-month period subject to the individual signing a release of claims in favor of the Company. Executives receive 6 months salary for termination due to death or disability. Payments are made monthly over the relevant six-month period.

(2)
Represents company portion of healthcare premium. Executives receive 12 months of healthcare continuation for any involuntary termination and 6 months of healthcare coverage for termination due to death or disability.

(3)
Executives receive 12 months vesting acceleration on outstanding equity awards for involuntary termination unrelated to a change-of-control and 30 months vesting acceleration for termination related to a change-of-control. Calculations are based on outstanding equity awards as of December 31, 2010 and a year-end stock price of $28.96. In addition, our equity plans provide that outstanding equity awards fully vest in the event of a change-of-control where the acquirer does not assume or substitute for outstanding awards. In the event of accelerated vesting because of non-assumption of outstanding equity awards in connection with a change-of-control, Executives would receive accelerated vesting of equity awards with an intrinsic value of $318,255 for Ms. DiMarco, $1,030,964 for Mr. Cox, $2,305,377 for Mr. Hess, $994,319 for Ms. Chang and $708,613 for Mr. Brennan (assuming a December 31, 2010 transaction date and a per share transaction price of $28.96).

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes as of December 31, 2010, the number of outstanding equity awards granted to employees, directors and non-employees, as well as the number of equity awards remaining available for future issuance, under the Company's compensation plans:

(c)
	(a)		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	Number of securities to be issued upon exercise of outstanding options and stock appreciation rights	(b)
Weighted-average exercise price of outstanding options and stock appreciation rights

Equity compensation plans approved by security holders	8,114,468(1)(2)	$15.66(3)	8,678,236(4)

Equity compensation plans not approved by security holders(5)	7,034	$ 9.45	—

Total	8,121,502(1)(2)	$15.65(3)	8,678,236(4)

(1)
Includes 1,307,970 shares of common stock subject to RSUs that will entitle each holder to the issuance of one share of common stock for each unit that generally vest over four years. Also, includes 3,589,302 shares of SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. Grants of SARs made prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 48 months. Grants of SARs made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 36 months. Upon exercise, SARs will be settled in shares of Advent common stock.

(2)
Excludes purchase rights accruing under the 2005 Employee Stock Purchase Plan ("2005 ESPP").

(3)
Calculated without taking into account 1,307,970 shares of common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)
Includes 2,089,908 shares available for future issuance under the 2005 ESPP.

(5)
Amounts correspond to Advent's 1998 Non-statutory Stock Option Plan, described below.

        Our 1998 Non-statutory Stock Option Plan, which was not subject to stockholder approval, was adopted in 1998. On February 26, 2007, the Board terminated the 1998 Non-Statutory Stock Option Plan. This plan permitted the grant of options to purchase up to 600,000 shares to be granted to eligible employees. Officers and members of the Board of Directors were not eligible to participate in this plan. The plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company's success. Only non-statutory stock options were able to be granted under the plan. The plan was administered by the Board of Directors.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of Common Stock of the Company as of March 14, 2011 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors or nominees for director; (iii) the Company's Chief Executive Officer and each of the Named Executive Officers in the Summary Compensation Table on page 38 hereof; and (iv) all directors and Named Executive Officers of the Company as a group.

5% Stockholders, Directors and Officers	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders
SPO Advisory Corp.(3)(4)	15,712,200	30.0
591 Redwood Highway, Suite 3215
Mill Valley, CA 94941
Clearbridge Advisors, LLC (A Legg Mason Company)(3)	3,497,046	6.7
620 8th Avenue
New York, NY 10018
Stephanie G. DiMarco(5)	3,777,374	7.2
c/o Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103
BAMCO Inc.(3)	2,861,450	5.5
767 Fifth Avenue
New York, NY 10153
All 5% stockholders as a group	25,848,070	49.4

Directors and Named Officers
John H. Scully(6)	15,893,400	30.3
Stephanie G. DiMarco(5)(17)	3,777,374	7.2
A. George Battle(7)	62,638	*
James D. Kirsner(8)	127,638	*
Christine S. Manfredi(9)	11,302	*
James P. Roemer(10)	45,500	*
Wendell G. Van Auken(11)	152,740	*
James S. Cox(12)(17)	26,689	*
David P.F. Hess Jr.(13)(17)	165,854	*
Lily S. Chang(14)(17)	522,482	*
John P. Brennan(15)(17)	78,629	*
All directors and named executive officers as a group (11 persons)(16)	20,864,246	39.8

*
Less than 1%

(1)
The number and percentage of shares beneficially owned is determined under the rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 14, 2011 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.

(2)
The total number of shares of the Company's common stock outstanding as of March 14, 2011 was 52,369,461.

(3)
This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

(4)
14,422,800 of the shares of common stock are owned directly by SPO Partners II, LP and indirectly by SPO Advisory Partners, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 1,289,400 of the shares of common stock are owned directly by San Francisco Partners II, LP and indirectly by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory Partners.

(5)
Ms. DiMarco is the Chief Executive Officer of the Company. Share amounts include 2,535,436 shares of common stock held in the name of DiMarco/Harleen Revocable Living Trust and 309,654 shares of common stock held in the name of DiMarco/Harleen 1996 Charitable Trust In addition, share amount includes options to purchase 830,000 shares of common stock and SARs to acquire 102,284 shares of common stock exercisable within sixty days of March 14, 2011.

(6)
Includes 15,712,200 shares owned indirectly and beneficially by SPO Advisory Corp., a company in which Mr. Scully serves as a managing director and options to purchase 120,000 shares of common stock exercisable by Mr. Scully within 60 days of March 14, 2011. 14,422,800 of the shares of common stock are owned directly by SPO Partners II, LP, and indirectly and beneficially by SPO Advisory Partners, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 1,289,400 of the shares of common stock are owned directly by San Francisco Partners II, LP and, indirectly and beneficially by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory Partners. In addition, Mr. Scully has the sole power to vote or to direct the disposition of 400 shares owned by the John H. Scully Individual Retirement Accounts, which are self-directed individual retirement accounts and 60,800 shares owned by the Phoebe Snow Foundation Inc., for which Mr. Scully is the controlling person, sole director and executive officer.

(7)
Share amount includes 20,800 shares of common stock and options to purchase 24,000 shares of common stock and SARs to acquire 17,838 shares of common stock exercisable within sixty days of March 14, 2011.

(8)
Share amount includes 25,800 shares held by the Kirsner Family Trust and options to purchase 84,000 shares of common stock and SARs to acquire 17,838 shares of common stock exercisable within sixty days of March 14, 2011.

(9)
Share amount includes 2,000 shares of common stock and SARs to acquire 9,302 shares of common stock that are exercisable within sixty days of March 14, 2011.

(10)
Share amount includes 34,800 shares of common stock and SARs to acquire 10,700 shares of common stock exercisable within sixty days of March 14, 2011.

(11)
Share amount includes 20,902 shares held by the Wendell G. & Ethel S. Van Auken Trust, 13,000 shares held by Van Auken Charitable, 13,000 shares held by Dog Hill Partners LP, and options to purchase 88,000 shares of common stock and SARs to acquire 17,838 shares of common stock exercisable within sixty days of March 14, 2011.

(12)
Share amount includes 6,638 common shares held directly and SARs to acquire 20,051 shares of common stock that are exercisable within sixty days of March 14, 2011.

(13)
Share amount includes 9,795 common shares held directly and options to purchase 70,558 shares of common stock and SARs to acquire 85,501 shares of common stock exercisable within sixty days of March 14, 2011.

(14)
Share amount includes 4,049 common shares held directly, 10,500 common shares held by the Lily S. Chang Charitable Remainder Trust and 482,746 common shares held by the Lily S. Chang Trust. In addition, share amount includes SARs to acquire 25,187 shares of common stock exercisable within sixty days of March 14, 2011.

(15)
Share amount includes 4,023 common shares held directly and options to purchase 45,424 shares of common stock and SARs to acquire 29,182 shares of common stock exercisable within sixty days of March 14, 2011.

(16)
Share amount includes options to purchase 1,261,982 shares of common stock exercisable within sixty days of March 14, 2011.

(17)
As of March 14, 2011, the Named Executive Officers listed below each held SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant and vests over four or five years. Upon exercise, SARs will be settled in shares of Advent common stock. Before taxes, the number of shares of common stock issuable from in-the-money SARs exercisable within sixty days of March 14, 2011 for the Named Executive Officers listed below was as follows:

	Number of SARs Exercisable within 60 days of 3/14/11	Exercise Price	Common Stock Fair Market Value as of 3/14/11	Total Appreciation	Number of Shares of Common Stock Issuable from SARs Exercisable within 60 days of 3/14/11
Stephanie G. DiMarco	203,000	$14.09	$27.35	$2,691,780	98,420
	16,333	$20.88	$27.35	$105,675	3,864
James S. Cox	13,854	$19.79	$27.35	$104,736	3,829
	10,063	$16.21	$27.35	$112,102	4,099
	5,333	$24.01	$27.35	$17,812	651
	16,500	$17.00	$27.35	$170,775	6,244
	2,683	$20.88	$27.35	$17,359	635
	4,167	$18.57	$27.35	$36,586	1,338
	7,500	$15.48	$27.35	$89,025	3,255
David P.F. Hess Jr.	18,688	$16.21	$27.35	$208,184	7,612
	27,000	$10.57	$27.35	$453,060	16,565
	14,700	$20.88	$27.35	$95,109	3,477
	29,167	$18.57	$27.35	$256,086	9,363
	100,000	$14.09	$27.35	$1,326,000	48,483
Lily S. Chang	12,458	$16.21	$27.35	$138,782	5,074
	14,700	$20.88	$27.35	$95,109	3,477
	29,167	$18.57	$27.35	$256,086	9,363
	15,000	$14.09	$27.35	$198,900	7,272
John P. Brennan	12,363	$16.21	$27.35	$137,724	5,036
	6,125	$20.88	$27.35	$39,629	1,449
	16,333	$18.57	$27.35	$143,404	5,243
	36,000	$14.09	$27.35	$477,360	17,454

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY INFORMATION

        The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Advent's preference to avoid related party transactions.

        Advent's Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. For purposes of this section, "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.

        The individuals and entities that are considered "related persons" include:

  1.
  Directors, nominees for director and the executive management team of the Company;

  2.
  Any person known to be the beneficial owner of five percent or more of the Company's common stock (a "5% Stockholder"); and

  3.
  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, members of the executive management team and 5% Stockholder.

        In addition, the Audit Committee is responsible for reviewing and monitoring Advent's Code of Business Ethics and Conduct with respect to Advent's principal executive and senior financial officers. Under the Code of Business Ethics and Conduct, directors, officers and all employees are expected to avoid any relationship, influence or activity that would cause or appear to cause a conflict of interest. Under Advent's Corporate Governance Principles, the Corporate Governance and Nominating Committee and the Board of Directors considers questions of possible conflicts of interest of directors and Named Executive Officers, other than related party transactions reviewed by the Audit Committee, and approves or prohibits any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity. Under the Principles, directors must recuse themselves from any board meeting when the Board is considering a transaction in which the director has a financial or other material interest.

        Related party transactions are disclosed in Advent's applicable filings with the Securities and Exchange Commission as required under SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2010, there have not been any transactions, nor are there any currently proposed transactions, in which Advent was or is to be a participant, the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act ("Section 16(a)") requires the directors and certain officers of the Company, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms required for such persons were filed, the Company believes that during 2010 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

 AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        The Company is making its 2010 Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (not including documents incorporated by reference), available to stockholders on the Internet at http://materials.proxyvote.com/007974. The Company will also provide copies of its 2010 Annual Report to registered stockholders. Additional copies of the Company's 2010 Annual Report are available without charge to stockholders upon written request to the Corporate Secretary, Advent Software Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's Investor Relations website at www.advent.com.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid return envelope provided. Beneficial owners also have the option to vote your shares via the Internet. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RANDALL COOK Randall Cook Vice President, General Counsel & Secretary

San Francisco, California
April 1, 2011

1 1 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000097456_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John H. Scully 02 Stephanie G. DiMarco 03 James D. Kirsner 04 James P. Roemer 05 Wendell G. Van Auken 06 Christine S. Manfredi ADVENT SOFTWARE, INC. 600 TOWNSEND STREET SAN FRANCISCO, CA 94103 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011. 3 Proposal to hold an advisory vote on executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 Proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Yes No Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

0000097456_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual/10K Wrap is/are available at www.proxyvote.com . ADVENT SOFTWARE, INC. Annual Meeting of Shareholders May 11, 2011 9:30 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint Stephanie G. DiMarco and James S. Cox, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADVENT SOFTWARE, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PDT on 5/11/2011, at Advent Software 600 Townsend St San Francisco, CA 94103, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side